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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        -----------------------------
                                  FORM 8-K
                        -----------------------------

                               CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: April 5, 2002

                               ---------------


                             EOG RESOURCES, INC.

           (Exact name of registrant as specified in its charter)


          DELAWARE                    1-9743             47-0684736
(State or other jurisdiction      (Commission File    (I.R.S. Employer
of incorporation or organization)     Number)         Identification No.)


       333 CLAY STREET
         SUITE 4200
       HOUSTON, TEXAS                                        77002
(Address of principal executive offices)                   (Zip code)


                                713/651-7000
            (Registrant's telephone number, including area code)


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EOG RESOURCES, INC.


Item 9.  Regulation FD Disclosure

I.   First Quarter 2002

     The forecast item for first quarter 2002 set forth below for EOG Resources, Inc. ('the Company') is given as of the date of this document only and is based on current available information and expectations.

      The Company currently anticipates a mark-to-market loss in the first quarter from outstanding commodity price swaps of $34.3 million. During the first quarter, the cash realized from outstanding commodity price swaps is expected to be $11.0 million.


II.  Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not guarantees of performance. Although the Company believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products and interest rates; the extent and effect of any hedging activities engaged in by the Company; the extent of the Company's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; political developments around the world, including terrorist activities and responses to such activities; and financial market conditions.
In light of these risks, uncertainties and assumptions, the events anticipated by the Company's forward-looking statements might not occur. The Company undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.






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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EOG RESOURCES, INC.
                              (Registrant)




Date: April 5, 2002           By:   /s/TIMOTHY K. DRIGGERS
                                 -----------------------------
                                    Timothy K. Driggers
                                  Vice President, Accounting
                                    & Land Administration
                                 (Principal Accounting Officer)